Exhibit 99.1

SSA Global Completes Acquisition of E.piphany

Company demonstrates commitment to growing Customer Relationship Management market

CHICAGO, September 29, 2005 – SSA Global™ (NASDAQ: SSAG), a leading provider of extended enterprise solutions and services, today announced the completion of its acquisition of E.piphany, Inc. (NASDAQ: EPNY) (“Epiphany”), a global customer relationship management (CRM) provider. As a result of this merger, Epiphany will operate as a wholly owned subsidiary of SSA Global Technologies, Inc. All holders of Epiphany outstanding common stock will receive cash consideration totaling $4.20 per share, to be distributed as a $2.13 per share special distribution and $2.07 per share as merger consideration.

“The addition of Epiphany is further confirmation of SSA Global’s commitment to anticipate and address the demands of our customers,” said Mike Greenough, president, chairman and CEO of SSA Global. “With companies increasingly under pressure to find ways to do more with less, extending the value of their IT investment is a smart, strategic business decision. The Epiphany acquisition strengthens our position as a partner who offers proven enterprise extension solutions that create competitive differentiation and significant business value.”

With the addition of Epiphany, SSA Global now provides a customer relationship management offering that includes outbound and inbound marketing, sales, service, and CRM analytics. These applications are based on a similar services-oriented architecture as SSA Open Architecture, built using Java 2 Enterprise Edition (J2EE) technology. The combined architecture will provide flexibility to integrate with existing enterprise applications and to quickly tailor solutions for specific industries.

Synergies between SSA Global and Epiphany include:

•                  Significant percentage of shared customers in manufacturing, finance and services industries

•                  Commitment to serving mid-market and large global enterprises with quality solutions providing high return on investment (ROI)

•                  Common adoption of open standard, service-oriented technology

•                  Same core values of customer satisfaction and commitment to quality products, implementation and support

Shares of Epiphany common stock will be de-listed from NASDAQ and de-registered with the Securities and Exchange Commission. Epiphany and SSA Global have appointed Computershare as the paying agent for the merger consideration.

About SSA Global
SSA Global™ (NASDAQ: SSAG) is a leading provider of extended ERP solutions for manufacturing, distribution, retail, services and public organizations worldwide. In addition to core ERP applications, SSA Global offers a full range of integrated extension solutions including corporate performance management, customer relationship management, product lifecycle management, supply chain management and supplier relationship management. Headquartered in Chicago, SSA Global has 63 locations worldwide and its product offerings are used by approximately 13,000 active customers in over 90 countries. For additional information, visit the SSA Global web site at www.ssaglobal.com.

SSA Global™ is the corporate brand for product lines and subsidiaries of SSA Global Technologies, Inc. SSA Global, SSA Global Technologies and SSA GT are trademarks of SSA Global Technologies, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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Forward-Looking Statements

These materials may contain “forward-looking statements.”  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “ will likely result,” or words or phrases with similar meaning.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain.   Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  We operate in a changing environment in which new risks can emerge from time to time.  It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy or actual results to differ materially from those contained in forward-looking statements.  Factors you should consider that could cause these differences include, among other things:

•                  General economic and business conditions, including exchange rate fluctuations in the United States and abroad;

•                  Our ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions;

•                  Our ability to maintain effective internal control over financial reporting;

•                  Our ability to attract and retain personnel, including key personnel;

•                  Our success in developing and introducing new services and products;

•                  Competition in the software industry, as it relates to both our existing and potential new customers.

For inquiries, contact:

Press:

Maria Diecidue	Scott Goldberg
SSA Global	Edelman
312-258-6000	312-297-7414
maria.diecidue@ssaglobal.com	scott.goldberg@edelman.com

Investors:

Dawn Drella
312-474-7694
dawn.drella@ssaglobal.com